EXHIBIT 5.1


                                  July 16, 2001


Concurrent  Computer  Corporation
4375  River  Green  Parkway
Duluth,  Georgia  30096

     Re:   Concurrent  Computer  Corporation
           Registration  Statement  on  Form  S-3

Ladies and Gentlemen:


     We have acted as counsel to Concurrent Computer Corporation, a Delaware corporation (the "Company"), in connection with the registration of 5,400,000 shares of common stock (the "Shares"), as described in the Company's Registration Statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Shares will be issued to the selling stockholders in a private placement transaction pursuant to Purchase Agreements between each selling stockholder and the Company (the "Purchase Agreements").


     As such counsel, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. As to matters of fact material to this opinion, we have relied upon statements and representations of representatives of the Company and public officials.


     The opinions expressed herein are limited in all respects to the corporate law of the State of Delaware (which includes the Delaware General Corporation Law, applicable provisions of the Delaware Constitution and reported judicial decisions concerning those laws), and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

     Based upon the foregoing and subject to the other limitations and qualifications set forth herein, we are of the opinion that:

     (i) The Company is a corporation validly existing and in good standing under the laws of the State of Delaware; and

     (ii) The Shares to be issued to the selling stockholders pursuant to the Purchase Agreements have been duly authorized and, when issued in accordance with the terms set forth in the Purchase Agreements, will be validly issued, fully paid and nonassessable.


     This opinion is given as of the date hereof and we assume no obligation to advise you after the effective date of the Registration Statement of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This letter is being rendered solely for the benefit of the Company in connection with the matters addressed herein. This opinion may not be furnished to or relied upon by any person or entity for any purpose without our prior written consent.


     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement.


                                                  Very  truly  yours,

                                                  /s/  King  &  Spalding

                                                  KING  &  SPALDING


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